Exhibit 99.1

Newfield Exploration Reports Results for Third Quarter 2016

•                  3Q16 net production was 15.2 MMBOE, or 0.8 MMBOE above its guidance mid-point

•                  3Q16 Anadarko Basin average net production reached a record 93,400 BOEPD

•                  3Q16 domestic lease operating expense per BOE was down more than 20% year-over-year

•                  Company increases its 2016 production outlook

•                  Company to add rigs in Anadarko Basin in late 2016, moves full-year capital investment plan to $750 million

The Woodlands, Texas – November 1, 2016 – Newfield Exploration Company (NYSE: NFX) today reported its third quarter 2016 unaudited financial and operating results. Additional operational details can be found in the Company’s @NFX publication, located on its website.

Newfield plans to host a conference call at 10 a.m. CDT on November 2, 2016. To listen to the call, please visit Newfield’s website at http://www.newfield.com. To participate in the call, dial 785-830-1926 and provide conference code 6637930 about 10 minutes prior to the scheduled start time.

“Our teams are delivering on our strategic objectives for 2016,” said Newfield Chairman Lee K. Boothby. “Including today, we raised production guidance each quarter throughout the year and we expect to beat our original 2016 production guidance (excluding acquisitions) by approximately 3.5 MMBOE, or 7% over our beginning of the year forecast.

“We high-graded our portfolio during the year by selling non-strategic assets in Texas and acquiring additional core acreage in STACK, and we have successfully reduced costs and improved margins across the Company. Today, Newfield has a strong balance sheet, cash on hand and advantaged assets ready for rapid acceleration. We are planning to add additional rigs to our Anadarko Basin drilling program as we enter 2017. Our heightened activity levels can quickly be adjusted if commodity prices weaken moving into next year.”

Third Quarter 2016 Financial and Production Summary

For the third quarter, the Company recorded net income of $48 million, or $0.24 per share (all per share amounts are on a diluted basis). Adjusted net income for the third quarter was $89 million, or $0.45 per share after adjustment for the items below:

•                  a legal settlement charge of $18 million, or $0.08 per share;

•                  unrealized derivative losses of $11 million, or $0.05 per share; and

•                  organizational restructuring and severance costs of $16 million, or $0.08 per share.

Revenues for the third quarter were $392 million. Net cash provided by operating activities was $209 million. Discretionary cash flow from operations was $183 million.

Newfield’s total net production in the third quarter of 2016 was 15.2 MMBOE, comprised of 42% oil, 19% natural gas liquids and 39% natural gas. Domestic production in the third quarter was 14.3 MMBOE.

2016 Production Guidance and Capital Investments

Newfield again increased expectations for its 2016 production. The increase is related primarily to stronger performance year-to-date from existing assets. Domestic net production is now expected to be 53.7 – 54.1 MMBOE and total Company net production guidance was raised to 58.8 – 59.2 MMBOE (previous forecasts included 1.1 MMBOE in the fourth quarter of 2016 for recently sold Eagle Ford and South Texas assets). See table in @NFX for additional production detail.

The Company’s 2016 capital investments are now expected to be approximately $750 million, or the upper end of its previous $700 – $750 million capital investment range (excludes capitalized interest and direct internal costs; excludes acquisitions). The increase to the upper end of our previous range reflects the planned addition of drilling rigs in the Anadarko Basin in late 2016.

2016e Production, Cost and Expense Guidance

	Domestic	China	Total
Production:
Oil (Mmbls)	20.8 – 21.0	5.1	25.9 – 26.1
NGLs (Mmbls)	10.6 – 10.7	—	10.6 – 10.7
Natural gas (Bcf)	134 – 135	—	134 – 135
Total (Mmboe)	53.7 – 54.1	5.1	58.8 – 59.2

Expenses ($ mm)(1)
LOE(2)	$207	$53	$260
Transportation(3)	271	—	271
Production & other taxes	45	1	46

General & administrative (G&A), net(4)	$176	$7	$183
Interest expense, gross	154	—	154

Capitalized interest and direct internal costs	$(120)	—	$(120)
Effective Tax rate(5)	0%	(52)%	(1)%

Note:

(1)   Cost and expenses are expected to be within 5% of the estimates above

(2)   Total LOE includes recurring, major expense and non E&P operating expenses

(3)         Estimated transportation / processing fees include ~$54MM Arkoma unused firm gas transportation and ~$16MM Uinta oil and gas delivery shortfall fees

(4)   2016e Net G&A excludes an estimated ~$33MM associated with announced restructuring

(5)   The effective tax rate reflects the impact of future valuation allowance changes related to deferred tax assets

4Q16e Production, Cost and Expense Guidance

	Domestic	China	Total
Production:
Oil (Mmbls)	4.7 – 4.9	0.9	5.6 – 5.9
NGLs (Mmbls)	2.4 – 2.5	—	2.4 – 2.5
Natural gas (Bcf)	30 – 31	—	30 – 31
Total (Mmboe)	12.2 – 12.6	0.9	13.1 – 13.5

Expenses ($ mm)(1)
LOE(2)	$45	$13	$58
Transportation(3)	71	—	71
Production & other taxes	12	—	12

General & administrative (G&A), net(3)	$41	$2	$43
Interest expense, gross	37	—	37

Capitalized interest and direct internal costs	$(31)	—	$(31)
Effective Tax rate(5)	5%	21%	8%

Note:

(1)   Cost and expenses are expected to be within 5% of the estimates above

(2)   Total LOE includes recurring, major expense and non E&P operating expenses

(3)         Estimated transportation / processing fees include ~$13MM Arkoma unused firm gas transportation and ~$9MM Uinta oil and gas delivery shortfall fees

(4)         4Q16e Net G&A excludes an estimated ~$5MM associated with announced restructuring

(5)         The effective tax rate reflects the impact of future valuation allowance changes related to deferred tax assets

Newfield Exploration Company is an independent energy company engaged in the exploration, development and production of crude oil, natural gas and natural gas liquids. We are focused on U.S. resource plays and our principal areas of operation include the Mid-Continent and the Rocky Mountains. We also have offshore oil developments in China.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “guidance,” “potential” or other similar expressions are intended to identify forward-looking statements. Other than historical facts included in this news release, all information and statements, including but not limited to information regarding planned capital expenditures, estimated reserves, estimated production targets, estimated expenses, drilling and development plans, the timing of production, planned capital expenditures, and other plans and objectives for future operations, are forward-looking statements. Although, as of the date of this news release, Newfield believes that these expectations are reasonable, this information is based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including but not limited to commodity prices, drilling results, our liquidity and the availability of capital resources, operating risks, industry conditions, China and U.S. federal and state governmental regulations, financial counterparty risks, the prices of goods and services, the availability of drilling rigs and other support services, our ability to monetize assets and repay or refinance our existing indebtedness, labor conditions, severe weather conditions, and other operating risks. Please see Newfield’s 2015 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent public filings with the U.S. Securities and Exchange Commission (SEC), for a discussion of other factors that may cause actual results to vary. Unpredictable or unknown factors not discussed herein or in Newfield’s SEC filings could also have material adverse effects on actual results. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Unless legally required, Newfield undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For additional information, please contact Newfield’s Investor Relations department.

Phone: 281-210-5321

Email: IR@newfield.com

	3Q16 Actual
3Q16 Actual Results	Domestic	China	Total

Production/Liftings(1)
Crude oil and condensate (MMBbls)	5.5	0.9	6.4
Natural gas (Bcf)	35.6	—	35.6
NGLs (MMBbls)	2.9	—	2.9
Total (MMBOE)	14.3	0.9	15.2

Average Realized Prices(2)(3)
Crude oil and condensate (per Bbl)	$47.20	$41.33	$46.34
Natural gas (per Mcf)	2.38	—	2.38
NGLs (per Bbl)	18.53	—	18.53
Crude oil equivalent (per BOE)	$27.91	$41.33	$28.74

Operating Expenses:(3)
Lease operating (in millions)
Recurring	$44	$10	$54
Major (workovers, etc.)	$6	$—	$6

Lease operating (per BOE)
Recurring	$3.11	$11.02	$3.60
Major (workovers, etc.)	$0.46	$0.28	$0.45

Transportation and processing (in millions)	$71	$—	$71
per BOE	$5.04	$—	$4.72

Production and other taxes (in millions)	$12	$1	$13
per BOE	$0.89	$0.15	$0.85

General and administrative (G&A), net (in millions)	$63	$2	$65
per BOE	$4.49	$1.81	$4.32

Capitalized direct internal costs (in millions)			$(17)
per BOE			$(1.14)

Other operating expenses (income), net (in millions)			$18
per BOE			$1.23

Interest expense (in millions)			$37
per BOE			$2.51

Capitalized interest (in millions)			$(15)
per BOE			$(1.06)

Other non-operating (income) expense (in millions)			$(1)
per BOE			$(0.02)

(1)         Represents volumes lifted and sold regardless of when produced. Includes natural gas produced and consumed in operations of 1.4 Bcf during the three months ended September 30, 2016.

(2)         Average realized prices include the effects of derivative contracts. Excluding these effects, the average realized price for domestic and total natural gas would have been $2.55 per Mcf and the average realized price for our domestic and total crude oil and condensate would have been $38.80 per barrel and $39.17 per barrel, respectively. We did not have any derivative contracts associated with our NGL or China production as of September 30, 2016.

(3)         All per unit pricing and expenses exclude natural gas produced and consumed in operations.

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$478	$5
Short-term investments	25	—
Derivative assets	115	284
Other current assets	281	336
Total current assets	899	625

Oil and gas properties, net (full cost method)	3,076	3,819
Derivative assets	10	105
Other assets	228	219
Total assets	$4,213	$4,768

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Derivative liabilities	$55	$13
Other current liabilities	530	634
Total current liabilities	585	647

Other liabilities	65	48
Derivative liabilities	10	9
Long-term debt	2,430	2,467
Asset retirement obligations	173	192
Deferred taxes	34	26
Total long-term liabilities	2,712	2,742

Stockholders’ equity:
Common stock, treasury stock and additional paid-in capital	3,196	2,416
Accumulated other comprehensive gain (loss)	(2)	(2)
Retained earnings (deficit)	(2,278)	(1,035)
Total stockholders’ equity	916	1,379
Total liabilities and stockholders’ equity	$4,213	$4,768

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Oil, gas and NGL revenues	$392	$377	$1,057	$1,195

Operating expenses:
Lease operating	60	71	183	219
Transportation and processing	71	52	200	153
Production and other taxes	13	13	34	43
Depreciation, depletion and amortization	120	236	457	721
General and administrative	65	66	167	180
Ceiling test and other impairments	—	1,889	1,028	4,202
Other	18	1	19	8
Total operating expenses	347	2,328	2,088	5,526

Income (loss) from operations	45	(1,951)	(1,031)	(4,331)

Other income (expense):
Interest expense	(37)	(37)	(116)	(127)
Capitalized interest	15	8	35	23
Commodity derivative income (expense)	28	87	(122)	230
Other, net	1	1	2	(13)
Total other income (expense)	7	59	(201)	113

Income (loss) before income taxes	52	(1,892)	(1,232)	(4,218)

Income tax provision (benefit)	4	(665)	11	(1,519)
Net income (loss)	$48	$(1,227)	$(1,243)	$(2,699)

Earnings (loss) per share:
Basic	$0.24	$(7.52)	$(6.50)	$(17.17)
Diluted	$0.24	$(7.52)	$(6.50)	$(17.17)

Weighted-average number of shares outstanding for basic earnings (loss) per share	199	163	191	157

Weighted-average number of shares outstanding for diluted earnings (loss) per share	200	163	191	157

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$(1,243)	$(2,699)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	457	721
Deferred tax provision (benefit)	8	(1,544)
Stock-based compensation	14	19
Unrealized (gain) loss on derivative contracts	307	145
Ceiling test and other impairments	1,028	4,202
Other, net	10	38
	581	882
Changes in operating assets and liabilities	6	7
Net cash provided by (used in) operating activities	587	889

Cash flows from investing activities:
Additions to and acquisitions of oil and gas properties and other	(1,203)	(1,428)
Proceeds from sales of oil and gas properties	399	86
Proceeds from insurance settlement, net	—	57
Purchases of investments	(25)	—
Net cash provided by (used in) investing activities	(829)	(1,285)

Cash flows from financing activities:
Net proceeds (repayments) of borrowings under credit arrangements	(39)	(398)
Proceeds from issuance of senior notes	—	691
Repayment of senior subordinated notes	—	(700)
Debt issue costs	—	(8)
Proceeds from issuances of common stock, net	777	817
Other, net	(23)	(13)
Net cash provided by (used in) financing activities	715	389

Increase (decrease) in cash and cash equivalents	473	(7)
Cash and cash equivalents, beginning of period	5	14
Cash and cash equivalents, end of period	$478	$7

Explanation and Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income (Earnings Stated Without the Effect of Certain Items)

Earnings stated without the effect of certain items is a non-GAAP financial measure. Earnings without the effect of these items are presented because they affect the comparability of operating results from period to period. In addition, earnings without the effect of these items are more comparable to earnings estimates provided by securities analysts. This measure should not be considered an alternative to net income (loss) as defined by generally accepted accounting principles.

A reconciliation of earnings for the third quarter of 2016 stated without the effect of certain items to net income (loss) is shown below:

3Q16
(In millions)
Net Income (loss)	$48
Unrealized (gain) loss on derivative contracts	11
Restructuring related costs	16
Legal settlement	18
Income tax adjustment for above items	(4)
Earnings stated without the effect of the above items	$89

Discretionary Cash Flow from Operations

Discretionary cash flow from operations represents net cash provided by operating activities before changes in operating assets and liabilities and is presented because of its acceptance as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. This measure should not be considered an alternative to net cash provided by operating activities as defined by generally accepted accounting principles.

A reconciliation of net cash provided by operating activities to discretionary cash flow from operations is shown below:

3Q16
(In millions)
Net cash provided by operating activities	$209
Net changes in operating assets and liabilities	(26)
Discretionary cash flow from operations	$183